Exhibit 99.1
Thryv Reports Second Quarter 2026 Results and Launches Thryv Growth Platform

–Q2 SaaS Revenue Grows to 76% of Total Revenue
–Q2 SaaS Monthly ARPU Increases 12% Year-Over-Year to $394
–Company Announces Strategic Restructuring Plan to Improve Operating Efficiencies

DALLAS, August 4, 2026 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of Thryv®, an AI-native growth platform for local service businesses, reported results for the second quarter of 2026.

"Our second quarter marked another step forward in the transformation of our business, with SaaS now representing 76% of our revenue and ARPU growing 12% year-over-year," said Joe Walsh, Thryv Chairman and CEO. "Our SaaS profile now reflects our deliberate focus on the newly launched Thryv Growth Platform, the first platform purpose-built for the small business owner with AI running underneath to turn every lead into measurable revenue. We are also announcing a restructuring plan that realigns our cost structure to focus on a SaaS operating model and extend the agentic AI capabilities embedded in Thryv's customer-facing platform. Looking ahead, we remain focused on reaccelerating the growth of our SaaS business. We are announcing today that we have partnered Ooma and plan to establish a strategic partnership with Wix, with a shared focus on helping small businesses succeed."

The Company expects to incur total restructuring and related charges of approximately $20 million to $25 million, approximately 10% of which has already been incurred, with approximately 40% expected to be recognized in the second half of 2026 and the remaining 50% to be recognized in 2027. Cost savings are anticipated to begin in 2027, building to approximately $55 million to $60 million in gross annualized cost savings upon completion.

“We remain focused on optimizing the Thryv Growth Platform, a unified, AI-native growth offering, concentrating investments to scale the business and expand profitability. These initiatives are expected to be accretive to Adjusted EBITDA margins in the future, while strengthening the Company's free cash flow generation,” stated Paul Rouse, Chief Financial Officer.

Second Quarter Financial 2026 Highlights:
•SaaS revenue was $114.5 million, a decrease of 0.5% year-over-year, of which Market, Sell, Grow initiatives grew 21%1 year-over-year, offset by headwinds in legacy CRM products
•Marketing Services revenue was $36.2 million
•Consolidated total revenue was $150.7 million
•Consolidated net loss was $16.7 million, or $(0.38) per diluted share; compared to net income of $13.9 million, or $0.31 per diluted share, for the second quarter of 2025
•Consolidated Adjusted EBITDA was $20.8 million, representing an Adjusted EBITDA margin of 13.8%
1 Excludes Keap. Market, Sell, Grow initiatives include Marketing Center and additional marketing value-added services.

•SaaS Adjusted EBITDA was $13.6 million, representing an Adjusted EBITDA margin of 11.8%
•Marketing Services Adjusted EBITDA was $7.3 million, representing an Adjusted EBITDA margin of 20.0%
•Consolidated Gross Profit was $94.6 million
•Consolidated Adjusted Gross Profit2 was $99.2 million
•SaaS Gross Profit was $72.7 million, representing a Gross Margin of 63.5%
•SaaS Adjusted Gross Profit1 was $76.2 million, representing an Adjusted Gross Margin of 66.6%
Recent Business Highlights and Metrics
•Quality customers3 (defined as those contributing more than $400 in monthly recurring revenue) accounted for 72% of SaaS revenue3 in the second quarter of 2026
•SaaS clients were 95 thousand at the end of the second quarter of 2026
•Seasoned Net Revenue Retention4 was 90% for the second quarter of 2026
•SaaS monthly Average Revenue per Unit (“ARPU”)5 was $394 for the second quarter of 2026, an increase of 11.9% year-over-year

Outlook
Based on information available as of August 4, 2026, Thryv is issuing guidance6 for the third quarter of 2026 and updating full year 2026 as indicated below:

	3rd Quarter	4th Quarter	Full Year
(in millions)	2026	2026	2026
SaaS Revenue	$111.0 - $112.0	$111.0 - $114.0	$453.0 - $457.0
SaaS Adjusted EBITDA[7]	$8.5 - $9.5	$9.0 - $10.0	$42.0 - $44.0

	3rd Quarter	4th Quarter	Full Year
(in millions)	2026	2026	2026
Marketing Services Revenue	$34.0 - $35.0	$40.0 - $41.0	$161.0 - $163.0
Marketing Services Adjusted EBITDA[7]	$5.0 - $6.0	$5.5 - $6.5	$31.0 - $33.0

2 Defined as Gross profit adjusted to exclude the impact of depreciation and amortization expense and stock-based compensation expense.
3 Excludes customers and revenue attributed to the Keap acquisition.
4 Seasoned NRR is calculated by dividing the revenue of all clients that have had one or more SaaS offerings for at least two years as of the last month of the year or quarter, as applicable, by the same clients' revenue one year ago. For each reporting quarter, the weighted-average monthly NRR from all the months in the quarter are reported. Seasoned NRR excludes clients acquired in the Keap acquisition.
5 Defined as total client billings for a particular month divided by the number of clients that have one or more revenue-generating solutions in that same month. This is a weighted-average calculation and inclusive of the impact from the Keap acquisition.
6 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.
7 SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA are forward-looking non-GAAP financial measurers. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable effort.

Earnings Conference Call Information
Thryv will host a conference call on Tuesday, August 4, 2026 at 8:30 a.m. (Eastern Time) to discuss the Company's second quarter 2026 results.

To listen to this conference call, please use this link. After registering, a confirmation email will be sent, including access details. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive (Loss) Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except share and per share data)	2026	2025	2026	2025
Revenue	$150,728	$210,470	$318,412	$391,841
Cost of services	56,168	63,850	114,596	125,933
Gross profit	94,560	146,620	203,816	265,908

Operating expenses:
Sales and marketing	47,038	56,063	94,986	115,905
Research and development	7,509	8,661	18,940	18,870
General and administrative	41,156	52,356	86,975	104,627
Total operating expenses	95,703	117,080	200,901	239,402

Operating (loss) income	(1,143)	29,540	2,915	26,506
Other income (expense):
Interest expense	(5,035)	(5,981)	(9,176)	(12,048)
Interest expense, related party	(2,483)	(2,971)	(4,949)	(5,977)
Net periodic pension cost	(357)	(778)	(702)	(1,546)
Other income	(446)	2,557	987	2,949
(Loss) income before income tax expense	(9,464)	22,367	(10,925)	9,884
Income tax expense	(7,196)	(8,436)	(1,193)	(5,571)
Net (loss) income	$(16,660)	$13,931	$(12,118)	$4,313
Other comprehensive loss:
Foreign currency translation adjustment, net of tax	(114)	(72)	(509)	(259)
Comprehensive (loss) income	$(16,774)	$13,859	$(12,627)	$4,054

Net (loss) income per common share:
Basic	$(0.38)	$0.32	$(0.27)	$0.10
Diluted	$(0.38)	$0.31	$(0.27)	$0.10

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	44,358,330	43,744,144	44,283,478	43,579,171
Diluted	44,358,330	44,303,331	44,283,478	44,586,162

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$9,136	$10,752
Accounts receivable, net of allowance of $13,144 in 2026 and $13,830 in 2025	127,756	136,394
Contract assets, net of allowance of $2 in 2026 and $2 in 2025	622	411
Taxes receivable	1,172	8,134
Deferred costs	8,243	11,548
Prepaid expenses and other current assets	11,041	11,618
Total current assets	157,970	178,857
Fixed assets and capitalized software, net	49,242	50,885
Goodwill	253,809	253,809
Intangible assets, net	22,979	25,929
Deferred tax assets	137,604	133,221
Other assets	32,528	45,886
Total assets	$654,132	$688,587

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$5,509	$9,764
Accrued liabilities	88,753	91,246
Current portion of unrecognized tax benefits	1,847	28,303
Contract liabilities	24,820	28,875
Current portion of Term Loan	21,000	10,500
Current portion of Term Loan, related party	14,000	7,000
Other current liabilities	2,518	3,905
Total current liabilities	158,447	179,593
Term Loan, net	115,886	125,419
Term Loan, net, related party	78,788	85,448
ABL Facility	14,057	25,120
Pension obligations, net	41,425	44,171
Other liabilities	33,967	10,697
Total long-term liabilities	284,123	290,855
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 72,970,119 shares issued and 44,417,798 shares outstanding at June 30, 2026; and 72,002,129 shares issued and 43,815,268 shares outstanding at December 31, 2025	730	720
Additional paid-in capital	1,310,845	1,303,144
Treasury stock - 28,552,321 shares at June 30, 2026 and 28,186,861 shares at December 31, 2025	(499,764)	(498,103)
Accumulated other comprehensive loss	(16,020)	(15,511)
Accumulated deficit	(584,229)	(572,111)
Total stockholders' equity	211,562	218,139
Total liabilities and stockholders' equity	$654,132	$688,587

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(in thousands)	2026	2025
Cash Flows from Operating Activities
Net (loss) income	$(12,118)	$4,313
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	20,060	21,707
Amortization of deferred commissions	3,046	6,944
Amortization of debt issuance costs	1,465	1,648
Deferred income taxes	(4,116)	2,310
Provision for credit losses and service credits	6,734	9,020
Stock-based compensation expense	7,537	13,745
Net periodic pension cost	702	1,546
Gain on foreign currency exchange rates	(962)	(2,787)
Other	2	38
Changes in working capital items, excluding acquisitions:
Accounts receivable	24,677	15,392
Prepaid expenses and other assets	(389)	(16,493)
Accounts payable and accrued liabilities	(33,831)	(20,515)
Contract liabilities	(4,443)	(13,748)
Other liabilities	18,990	(4,045)
Net cash provided by operating activities	27,354	19,075

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(16,121)	(14,855)
Other	—	(143)
Net cash used in investing activities	(16,121)	(14,998)

Cash Flows from Financing Activities
Payments of Term Loan	—	(15,750)
Payments of Term Loan, related party	—	(10,500)
Proceeds from ABL Facility	154,389	206,317
Payments of ABL Facility	(165,451)	(190,292)
Principal payments on finance lease obligations	(436)	—
Other	(1,486)	165
Net cash used in financing activities	(12,984)	(10,060)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	61	592
Decrease in cash, cash equivalents and restricted cash	(1,690)	(5,391)
Cash, cash equivalents and restricted cash, beginning of period	10,869	17,760
Cash, cash equivalents and restricted cash, end of period	$9,179	$12,369

Supplemental Information
Cash paid for interest	$13,438	$16,480
Cash (received) paid for income taxes, net	$(3,969)	$3,373

Segment Information
The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Revenue
SaaS	$114,480	$115,005	$(525)	(0.5)%
Marketing Services	36,248	95,465	(59,217)	(62.0)%
Total Revenue	$150,728	$210,470	$(59,742)	(28.4)%

Adjusted EBITDA
SaaS	$13,562	$23,393	$(9,831)	(42.0)%
Marketing Services	7,263	27,839	(20,576)	(73.9)%
Consolidated Adjusted EBITDA[8]	$20,825	$51,232	$(30,407)	(59.4)%

	Six Months Ended June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Revenue
SaaS	$231,218	$226,134	$5,084	2.2%
Marketing Services	87,194	165,707	(78,513)	(47.4)%
Total Revenue	$318,412	$391,841	$(73,429)	(18.7)%

Adjusted EBITDA
SaaS	$24,378	$34,208	$(9,830)	(28.7)%
Marketing Services	20,511	37,925	(17,414)	(45.9)%
Consolidated Adjusted EBITDA[8]	$44,889	$72,133	$(27,244)	(37.8)%

8 Consolidated Adjusted EBITDA is equal to SaaS Adjusted EBITDA and Marketing Services Adjusted EBITDA. See Non-GAAP Measures below for a reconciliation of Consolidated Adjusted EBITDA to Net income (loss).

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

We have included Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit because management believes they provide useful information to investors in gaining an overall understanding of our current financial performance and provide consistency and comparability with past financial performance. Specifically, we believe Adjusted EBITDA provides useful information to management and investors by excluding certain non-operating items that we believe are not indicative of our core operating results. In addition, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit are used by management for budgeting and forecasting as well as measuring the Company’s performance. We believe Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted Gross Profit provide investors with the financial measures that closely align with our internal processes.

We define Adjusted EBITDA (“Adjusted EBITDA”) as Net income (loss) plus Interest expense, Income tax expense (benefit), Depreciation and amortization expense, Restructuring and integration expenses, Stock-based compensation expense, and non-operating expenses, such as Net periodic pension cost and certain unusual and non-recurring charges that might have been incurred. Adjusted EBITDA should not be considered as an alternative to Net income (loss) as a performance measure. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We define Adjusted Gross Profit (“Adjusted Gross Profit”) as Gross profit adjusted to exclude the impact of Depreciation and amortization expense and Stock-based compensation expense.

Non-GAAP financial information has limitations as an analytical tool and is presented for supplemental informational purposes only. Such information should not be considered a substitute for financial information presented in accordance with U.S. GAAP and may be different from similarly-titled non-GAAP measures used by other companies.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net (loss) income:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Reconciliation of Adjusted EBITDA
Net (loss) income	$(16,660)	$13,931	$(12,118)	$4,313
Interest expense	7,518	8,952	14,125	18,025
Depreciation and amortization expense	10,894	10,191	20,060	21,707
Stock-based compensation expense	2,787	6,008	7,537	13,745
Restructuring and integration expenses (1)	8,288	5,493	14,378	10,175
Income tax expense (benefit)	7,196	8,436	1,193	5,571
Net periodic pension cost (2)	357	778	702	1,546
Other (3)	445	(2,557)	(988)	(2,949)
Adjusted EBITDA	$20,825	$51,232	$44,889	$72,133
(1)For the three and six months ended June 30, 2026 and 2025, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, and costs associated with abandoned facilities and system consolidation. For more information on our restructuring and integration expenses, please see our Q2 2026 Quarterly Report on Form 10-Q.
(2)Net periodic pension cost is primarily from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs.

(3)Other primarily includes foreign exchange-related (income) expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross Profit and Gross Margin:

	Three Months Ended June 30, 2026
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$72,745	$21,815	$94,560
Plus:
Depreciation and amortization expense	3,449	1,099	4,548
Stock-based compensation expense	51	18	69
Adjusted Gross Profit	$76,245	$22,932	$99,177
Gross Margin	63.5%	60.2%	62.7%
Adjusted Gross Margin	66.6%	63.3%	65.8%

	Three Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$82,911	$63,709	$146,620
Plus:
Depreciation and amortization expense	2,118	1,754	3,872
Stock-based compensation expense	93	73	166
Adjusted Gross Profit	$85,122	$65,536	$150,658
Gross Margin	72.1%	66.7%	69.7%
Adjusted Gross Margin	74.0%	68.6%	71.6%

	Six Months Ended June 30, 2026
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$148,377	$55,439	$203,816
Plus:
Depreciation and amortization expense	5,946	2,186	8,132
Stock-based compensation expense	98	39	137
Adjusted Gross Profit	$154,421	$57,664	$212,085
Gross Margin	64.2%	63.6%	64.0%
Adjusted Gross Margin	66.8%	66.1%	66.6%

	Six Months Ended June 30, 2025
(in thousands)	SaaS	Marketing Services	Total
Reconciliation of Adjusted Gross Profit
Gross Profit	$161,681	$104,227	$265,908
Plus:
Depreciation and amortization expense	4,716	3,381	8,097
Stock-based compensation expense	177	142	319
Adjusted Gross Profit	$166,574	$107,750	$274,324
Gross Margin	71.5%	62.9%	67.9%
Adjusted Gross Margin	73.7%	65.0%	70.0%

The following table sets forth a reconciliation of Free Cash Flow to its most directly comparable GAAP measure, Net cash provided by operating activities:

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2026	2025	2026	2025
Reconciliation of Free Cash Flow
Net cash provided by operating activities	$25,881	$29,556	$27,354	$19,075
Additions to fixed assets and capitalized software	(9,195)	(7,770)	(16,121)	(14,855)
Free Cash Flow	$16,686	$21,786	$11,233	$4,220

Supplemental Financial Information
The following supplemental financial information provides Revenue, Net Income (Loss), Net Income (Loss) Margin, Adjusted EBITDA and Adjusted EBITDA Margin by our (i) SaaS business and (ii) Marketing Services business. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended June 30, 2026
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$114,480	$36,248	$150,728
Net Loss			(16,660)
Net Loss Margin			(11.1)%
Adjusted EBITDA	13,562	7,263	20,825
Adjusted EBITDA Margin	11.8%	20.0%	13.8%

	Three Months Ended June 30, 2025
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$115,005	$95,465	$210,470
Net Income			13,931
Net Income Margin			6.6%
Adjusted EBITDA	23,393	27,839	51,232
Adjusted EBITDA Margin	20.3%	29.2%	24.3%

	Six Months Ended June 30, 2026
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$231,218	$87,194	$318,412
Net Loss			(12,118)
Net Loss Margin			(3.8)%
Adjusted EBITDA	24,378	20,511	44,889
Adjusted EBITDA Margin	10.5%	23.5%	14.1%

	Six Months Ended June 30, 2025
(dollars in thousands)	SaaS	Marketing Services	Total
Revenue	$226,134	$165,707	$391,841
Net Income			4,313
Net Income Margin			1.1%
Adjusted EBITDA	34,208	37,925	72,133
Adjusted EBITDA Margin	15.1%	22.9%	18.4%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: significant competition for our Marketing Services solutions and SaaS offerings, which include companies that use components of our SaaS offerings provided by third parties; our ability to maintain profitability; our ability to manage our growth effectively; our ability to transition our Marketing Services clients to our Thryv platform, maintain transitioned clients on that platform and sell them additional or upgraded products, sell our platform into new markets or further penetrate existing markets; our ability to maintain our strategic relationships with third-party service providers; internet search engines and portals potentially terminating or materially altering their agreements with us; our ability to keep pace with rapid technological changes and evolving industry standards; our SMBs clients potentially opting not to renew their agreements with us or renewing at lower spend; potential system interruptions or failures, including cybersecurity breaches, identity theft, data loss, unauthorized access to data or other disruptions that could compromise our information; our potential failure to identify suitable acquisition candidates and consummate such acquisitions; our ability to complete acquisitions and the successful integration of such acquisitions, and any failure of an acquired business to achieve its plans and objectives or realize any expected benefit from any such acquisition; the potential loss of one or more key employees or our inability to attract and to retain highly skilled employees; our ability to maintain the compatibility of our Thryv platform with third-party applications; our ability to successfully expand our operations and current offerings into new markets, including internationally, or further penetrate existing markets; our potential failure to provide new or enhanced functionality and features; our potential failure to comply with applicable privacy, security and data laws, regulations and standards; potential changes in regulations governing privacy concerns and laws or other domestic or foreign data protection regulations; our potential failure to meet service level commitments under our client contracts; our potential failure to offer high-quality or technical support services; our Thryv platform and add-ons potentially failing to perform properly; our use of artificial intelligence in our business, and challenges with properly managing its use, could result in reputational harm, competitive harm, and legal liability; the potential impact of future labor negotiations; our ability to protect our intellectual property rights, proprietary technology, information, processes, and know-how; rising inflation and our ability to control costs, including operating expenses; general macro-economic conditions, including a recession or an economic slowdown in the U.S. or internationally; adverse tax laws or regulations or potential changes to existing tax laws or regulations; costs, liabilities and reputational harm resulting from regulatory investigations, including the subpoena from the Division of Enforcement of the Securities and Exchange Commission (the “SEC”); volatility and weakness in bank and capital markets; and costs, obligations and liabilities incurred as a result of and in connection with being a public company as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K filed with the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv

Thryv (NASDAQ: THRY) is an AI-native growth platform that helps small businesses (SMBs) get discovered online, identify their best customer leads, and grow revenue faster with ROI insights. Platform features include AI-powered websites, AI Lead Insights, and integrations with the CRMs service businesses are already using. Thryv makes growth‑focused software accessible to the plumber, salon owner, contractor, lawyer, accountant and more. Approximately 100,000 businesses globally use Thryv software to get found, win customers, and invest smarter. For more information, visit www.thryv.com

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
cameron.lessard@thryv.com
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